EXHIBIT (a)(5)(iii)

EXHIBIT (a)(5)(iii)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Schedule TO Issuer Tender Offer Statement to Registration Statement No. 333-90189 of our reports dated October 19, 1999 and October 17, 2000 appearing in the Annual Reports of Merrill Lynch Senior Floating Rate Fund II, Inc. for the period March 26, 1999 (commencement of operations) to August 31, 1999 and the year ended August 31, 2000, respectively.

/s/ Deloitte & Touche LLP

Princeton, New Jersey January 16, 2001